Exhibit 99.1

News Release

www.nortel.com

FOR IMMEDIATE RELEASE	March 17, 2005

For more information:

Media	Investors
Marion MacKenzie	(888) 901-7286
(905) 863-1035	(905) 863-6049
mackenm@nortel.com	investor@nortel.com

Nortel Networks Corporation Shareholder Proposals

TORONTO – Nortel Networks* Corporation [NYSE/TSX: NT] announced today that in connection with its planned combined 2004/2005 annual meeting of shareholders to be held this year following the filing of the Company’s 2004 audited financial statements (the “Meeting”), eligible shareholders of the Company may propose matters for a vote by the Company’s shareholders at the Meeting. The Company is publishing today certain eligibility and procedural requirements in order to assist shareholders in understanding the requirements of applicable law and expedite the timely submission and processing of shareholder proposals.

The Company will consider a shareholder’s proposal for inclusion in its proxy materials for the Meeting if the Company receives the proposal in writing, no later than 5:00 p.m. (Eastern Standard Time) on March 31, 2005, provided that the following procedural and eligibility requirements are satisfied.

Eligibility and Procedural Requirements for Shareholder Proposals

•	The proposal must be addressed to the Corporate Secretary, Nortel Networks Corporation, 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada L6T 5P6.

•	The proposal must be accompanied by (i) the name and address of the proposer and, if applicable, the name and address of each other shareholder who is to be included as a supporter of the proposal, (ii) the number of common shares of the Company owned by the proposer and, if applicable, by the supporting shareholders and (iii) the date the shares were acquired by the proposer and, if applicable, the supporting shareholders.

•	The proposal, including any supporting statement, must not exceed 500 words.

•	The shareholder submitting the proposal, either alone or together with any supporting shareholders, or the supporting shareholders together without the proposer, must be the beneficial or registered holder of common shares of the Company having an aggregate market value of at least Cdn. $2,000, or the United States dollar equivalent, and must have continuously held such shares for at least six months prior to the date of submission of the proposal.

•	Proposers and, if applicable, supporting shareholders, whose common shares of the Company are beneficially held indirectly through another person or entity (e.g., a broker or a bank in whose name such shares are registered) must provide to the Company proof of beneficial ownership of the shares. For this purpose, the Company will accept a written statement from the registered holder of the shares verifying the number of shares the proposer and each of the supporting shareholders, if applicable, beneficially owns and the date such shares were acquired. Alternatively, a proposer (and/or any supporting shareholder) who has filed a Schedule 13D, Schedule 13G, Form 3, Form 4 and/or Form 5 with the United States Securities and Exchange Commission reflecting ownership of such shares as of or before the date on which the six-month eligibility period begins, may submit copies of such forms and any subsequent amendments reporting a change in ownership level, together with a written statement that the proposer (or, if applicable, supporting shareholder) has held the required number of shares continuously for six months as of the date the proposal is submitted to the Company.

•	If the Company believes that a proposer has not satisfied any of these eligibility or procedural requirements in accordance with applicable law, the Company will notify the proposer within 14 days of receiving the proposal. The proposer will then have 21 days from the date of receipt of the Company’s notification to prove eligibility or remedy any procedural defects. Failure to do so may result in the exclusion of the proposal from the Company’s proxy materials.

The Company will review all proposals made by eligible shareholders to determine whether they will be included in the Company’s proxy materials for the Meeting. If the Company intends to omit a proposal, which it may do in certain circumstances prescribed under applicable law, it will notify the proposer of such intention and the reasons for doing so.

Shareholder proposals that are accepted must be presented by the proposer or a representative of the proposer at the Meeting. If the Company chooses to do so, it may include a statement supporting or opposing the proposal and the reasons why the Company recommends voting for or against the proposal in its proxy materials for the Meeting.

The Company received an order from the Ontario Superior Court of Justice extending the time for calling the Company’s 2004 annual meeting of shareholders to a date no later than June 30, 2005. The Company plans to hold the combined 2004/2005 annual meeting of shareholders as soon as reasonably possible within the extended time period granted by the Court.

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About Nortel

Nortel is a recognized leader in delivering communications capabilities that enhance the human experience, ignite and power global commerce, and secure and protect the world’s most critical information. Serving both service provider and enterprise customers, Nortel delivers innovative technology solutions encompassing end-to-end broadband, Voice over IP, multimedia services and applications, and wireless broadband designed to help people solve the world’s greatest challenges. Nortel does business in more than 150 countries. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the outcome of regulatory and criminal investigations and civil litigation actions related to Nortel’s restatements and the impact any resulting legal judgments, settlements, penalties and expenses could have on Nortel’s results of operations, financial condition and liquidity; the findings of Nortel’s independent review and implementation of recommended remedial measures; the outcome of the independent review with respect to revenues for specific identified transactions, which review will have a particular emphasis on the underlying conduct that led to the initial recognition of these revenues; the restatement or revisions of Nortel’s previously announced or filed financial results and resulting negative publicity; the existence of material weaknesses in Nortel’s internal controls over financial reporting; the impact of Nortel’s and NNL’s failure to timely file their financial statements and related periodic reports, including breach of its support facility and public debt obligations and Nortel’s inability to access its shelf registration statement filed with the United States Securities and Exchange Commission (“SEC”); ongoing SEC reviews, which may result in changes to our public filings; the potential delisting or suspension of Nortel’s and NNL’s publicly traded securities; the impact of management changes, including the termination for cause of Nortel’s former CEO, CFO and Controller in April 2004; the sufficiency of Nortel’s restructuring activities, including the work plan announced on August 19, 2004 as updated on September 30, 2004, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; cautious or reduced spending by Nortel’s customers; fluctuations in Nortel’s operating results and general industry, economic and market conditions and growth rates; fluctuations in Nortel’s cash flow, level of outstanding debt and current debt ratings; Nortel’s ability to recruit and retain qualified employees; the use of cash collateral to support Nortel’s normal course business activities; the dependence on Nortel’s subsidiaries for funding; the impact of Nortel’s defined benefit plans and deferred tax assets on results of operations and Nortel’s cash flow; the adverse resolution of class actions, litigation in the ordinary course of business, intellectual property disputes and similar matters; Nortel’s dependence on new product development and its ability to predict market demand for particular products; Nortel’s ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of Nortel’s customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement, which is currently not available, of Nortel’s forward purchase contracts; the impact of Nortel’s supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; and the future success of Nortel’s strategic alliances. For additional information with respect to certain of these and other factors, see the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by Nortel with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel.